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                                                                    EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            LCC INTERNATIONAL, INC.


     LCC International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Corporation was originally incorporated on June 4, 1996, and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the same date. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 11, 1996.

     2. The Board of Directors of the Corporation, by unanimous written consent in accordance with the Bylaws of the Corporation and Section 141 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), duly adopted resolutions proposing and declaring advisable the adoption of the Restated Certificate of Incorporation of the Corporation in the form attached hereto.

     3. Holders of all of the voting rights of the outstanding shares of Class A Common Stock of the Corporation, by unanimous written consent in accordance with the Bylaws of the Corporation and Section 228 of the Delaware General Corporation Law, duly approved the Restated Certificate of Incorporation of the Corporation in the form attached hereto.

     4. Having been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation restates and integrates and further amends the provisions previously filed with the Secretary of State of the State of Delaware on September 11, 1996.

     5. The text of the Certificate of Incorporation of the Corporation hereby is amended and restated to read in its entirety as follows:
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1.  NAME.

         The name of this corporation is LCC International, Inc. (the "Corporation").

2.  REGISTERED OFFICE AND AGENT.

         The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

3.  PURPOSE AND POWERS.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.  CAPITAL STOCK.

         4.1.  AUTHORIZED SHARES.

         The total number of shares of all classes of stock that the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, of which Ten Million (10,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock"), Seventy Million (70,000,000) shall be classified as shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock") and Twenty Million (20,000,000) shall be classified as shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"). (The Class A Common Stock and Class B Common Stock are sometimes referred to collectively as the "Common Stock.") The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

         4.2.  COMMON STOCK.

                 (a)      RELATIVE RIGHTS.

         The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Except as provided in this Section 4.2, each share of Class A Common Stock and Class B Common Stock shall have the same relative rights as and be identical in all respects as to all matters.





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                 (b)      OWNERSHIP OF CLASS B COMMON STOCK.

                 The Corporation may issue shares of Class B Common Stock only to one or more of the following (an "Eligible Class B Stock Holder"): (i) Telcom Ventures L.L.C., a Delaware limited liability company ("Telcom Ventures"), one or more subsidiaries thereof (whether corporations, partnerships, limited liability companies or other entities) or any Telcom Ventures Successor (as defined below) or one or more subsidiaries thereof, in each case only if controlled by one or more Singh Family Members or Trusts (as hereafter defined), (ii) LCC, Incorporated, a Delaware corporation ("Founder Corporation") which is the largest beneficial owner of Telcom Ventures as of May 15, 1996 or any Founder Corporation Successor (as defined below), in each case only if controlled by one or more Singh Family Members or Trusts, or (iii) any one or more of Dr. Rajendra Singh, Neera Singh, other members of the Immediate Family (as defined below) of Dr. Rajendra and Neera Singh or their lineal descendants, spouses of lineal descendants or lineal descendants of spouses, whether alive as of the date hereof or born subsequently, or any trusts for the benefit of any of the foregoing, whether existing as of the date hereof or created subsequently (collectively, "Singh Family Members & Trusts"); provided, however, that the Corporation may not issue any Class B Common Stock at any time after the date on which the Corporation completes an initial public offering of Class A Common Stock registered with the Securities and Exchange Commission except pursuant to any stock option plan adopted by the Board of Directors and approved by the stockholders and except as provided in Section 4(d) with respect to stock dividends. For purposes of this Section 4(b), an entity shall be deemed to be controlled by any person or entity who or which, directly or indirectly, holds more than 50% of the outstanding voting rights of such entity and has the power to direct or cause the direction of the management and policies of such entity.

                 "Telcom Ventures Successor" shall mean any corporation, partnership or other entity that succeeds, directly or indirectly, to the ownership of the business or of all or substantially all the assets and liabilities of Telcom Ventures, whether by merger, holding company formation, transfer of assets or otherwise.

                 "Founder Corporation Successor" shall mean any corporation, partnership or other entity that succeeds, directly or indirectly, to the ownership of the business or of all or substantially all the assets and liabilities of Founder Corporation, whether by merger, holding company formation, transfer of assets or otherwise.

                 "Immediate Family" of a person shall include such person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-laws and brothers and sisters-in-law, or any other person who is supported, directly or indirectly, to a material extent by such person.





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                 (c)      VOTING RIGHTS.

         Each holder of shares of Class A Common Stock and Class B Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation. On all matters upon which stockholders are entitled or permitted to vote, every holder of Class A Common Stock shall be entitled to cast one (1) vote in person or by proxy for each outstanding share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to cast ten (10) votes in person or by proxy for each outstanding share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

                 (d)      DIVIDENDS.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Class A Common Stock and Class B Common Stock, and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon, provided that no dividend may be declared and paid to the holders of the Class A Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of the Class B Common Stock a per share dividend equal to and, subject to the next sentence, in the same form as the dividend declared and paid to the holders of the Class A Common Stock, and vice versa. Common Stock dividends declared on Class A Common Stock shall be payable in Class A Common Stock; Common Stock dividends declared on Class B Common Stock shall be payable in Class B Common Stock.

                 (e)      DISSOLUTION, LIQUIDATION, WINDING UP.

         In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Class A Common Stock then outstanding and the holders of record of the Class B Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall become entitled to participate equally on a per share basis in the distribution of any assets of the Corporation remaining after the Corporation shall have paid or provided for payment of all debts and liabilities of the Corporation, and shall have paid, or set





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aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled.

                 (f)      CONVERSION OF CLASS B COMMON STOCK.

                 (1)      CONVERSION EVENTS.

                 (A) Each outstanding share of Class B Common Stock may, at the option of the holder thereof, at any time, be converted into one fully paid and non-assessable share of Class A Common Stock.

                 (B) Each share of outstanding Class B Common Stock which is transferred to any holder other than an Eligible Class B Stock Holder shall convert into one fully paid and non-assessable share of Class A Common Stock immediately upon such transfer.

                 (C) If the shares of Class B Common Stock held by the Eligible Class B Stock Holders in the aggregate constitute 10% or less of the outstanding shares of common stock of the Corporation, each share of Class B Common Stock shall immediately convert into one fully paid and non-assessable share of Class A Common Stock.

                 (D) At such time as an Eligible Class B Stock Holder ceases to be an Eligible Class B Stock Holder, each share of Class B Common Stock held by such person or entity shall immediately convert into one fully paid and non-assessable share of Class A Common Stock.

                 (2)      AUTOMATIC CONVERSION PROCEDURE.

         In the event of any conversion of shares of Class B Common Stock pursuant to Section 4.2 (f)(1), the holder of such shares of Class B Common Stock shall promptly surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for such shares, and shall give written notice to the Corporation (the "Notice"), at such office: (1) stating that shares of Class B Common Stock have been converted into shares of Class A Common Stock as provided in this Section 4.2(f); (2) specifying the subdivision of (f)(1) pursuant to which the conversion occurred; (3) identifying the number of shares of Class B Common Stock being converted; and
(4) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued, with instructions for delivery thereof. Delivery of such notice together with the certificates representing the shares of Class B Common Stock shall obligate the Corporation to issue such shares of Class A Common Stock. Thereupon the Corporation or its agent shall promptly issue and deliver to such





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holder a certificate or certificates representing the shares to which such holder is entitled, registered in the name of such holder or designee as specified in the Notice. The Corporation shall take any and all steps necessary to effect a conversion pursuant to Section 4.2 (f)(1), notwithstanding any failure by the holder to deliver to the Corporation the Notice or the certificates representing the shares subject to such conversion.

                 (3)      EFFECT OF AUTOMATIC CONVERSION.

         To the extent permitted by law, conversion shall be deemed to have been effected as of the date on which conversion was first permitted under
Section 4.2 (f)(1) (such date being the "Conversion Time"). The person entitled to receive shares issuable upon such conversion shall be treated for all purposes as the record holder of such class of shares at and as of the Conversion Time, and the right of such person as a holder of the shares held prior to such conversion shall cease and terminate at and as of the Conversion Time, in each case notwithstanding any failure by the holder to deliver to the Corporation the Notice or the certificates representing the shares subject to conversion, or the Corporation's failure to issue to the holder certificates representing the shares to be held after the conversion has been effected.

                 (4)      RESERVATION.

         The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of capital stock, for the purposes of effecting conversions, such number of duly authorized shares of capital stock as shall from time to time be sufficient to effect the conversion of the Class B Common Stock contemplated herein. All such shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to ensure that all such shares may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or The Nasdaq Stock Market's National Market upon which such shares may be listed or traded.

                 (g)      SUBDIVISIONS AND COMBINATIONS OF SHARES.

         If the Corporation in any manner subdivides (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combines the outstanding shares of one class of Common Stock at a time when shares of the other class of Common Stock are outstanding, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined.





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         4.3.  PREFERRED STOCK.

                 (a)      ISSUANCE, DESIGNATIONS, POWERS, ETC.

         The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                 (i) the number of shares constituting that series and the distinctive designation of that series;

                 (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                 (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                 (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                 (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.





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                 (b)  DISSOLUTION, LIQUIDATION, WINDING UP.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.


5.  BOARD OF DIRECTORS.

         5.1     NUMBER; ELECTION

         The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

         5.2.  LIMITATION OF LIABILITY.

         To the fullest extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.

6.  INDEMNIFICATION.

         To the fullest extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         To the fullest extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses





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(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         The Corporation shall advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.  AMENDMENT OF BYLAWS.

         In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as provided for in this Certificate of Incorporation or in the Bylaws of the Corporation.


         IN WITNESS WHEREOF, LCC International, Inc. has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this ____ day of September, 1996.


                                     LCC INTERNATIONAL, INC.



                                     By:
                                            -----------------------------------
                                            Peter A. Deliso
                                            Vice President - Corporate Affairs,
                                            General Counsel

ATTEST:




- -------------------------------
Stuart P. Lawson
Assistant Secretary





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